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EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of
Boston Private Financial Holdings, Inc.

We consent to the incorporation by reference in the Registration Statements (Nos. 333-95161, 333-77069, 333-46391, 333-19823, 33-93634, 33-2617, 33-26133
and 2-98875) on Forms S-8 and in Registration Statements (Nos. 333-30755, 333-06941 and 333-46391) on Form S-3 of Boston Private Financial Holdings, Inc., of our report dated January 19, 2000 relating to the consolidated balance sheets of Boston Private Financial Holdings, Inc., and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Boston Private Financial Holdings, Inc.

                                                                    /s/ KPMG LLP

Boston, Massachusetts
March 2, 2000